EXHIBIT 99.1

Selected Financial Results

Cash and cash equivalents

As of April 30, 2016, cash and cash equivalents were $170.6 million, of which $115.9 million is not used in day to day operations. The remaining cash and cash equivalents at our properties includes $35 million is cage cash and $20 million at local operating accounts.

Reconciliation of Non-GAAP Financial Measures (1)

The following tables reconcile Operating Income to Adjusted EBITDA and Covenant EBITDA (in thousands):

Year Ended December 31, 2013
	Nevada	Midwest	Colorado	Corporate and Other	Total
Operating Income from Continuing Operations	$10,590	$26,918	$3,264	$(11,773)	$28,999
Add back:
Depreciation and Amortization	14,729	7,023	5,058	999	27,809
Share-Based Compensation	—	—	—	1,169	1,169
Write-Downs, Reserves and Recoveries	3,125	3,100	—	(1,459)	4,766
Goodwill and Other Impairments	165	—	—	—	165
Adjusted EBITDA	28,609	37,041	8,322	(11,064)	62,908
Add Back: Non-Recurring Expenses	—	—	—	1,138	1,138
Covenant EBITDA	$28,609	$37,041	$8,322	$(9,926)	$64,046

Year Ended December 31, 2014
	Nevada	Midwest	Colorado	Corporate and Other	Total
Operating Income from Continuing Operations	$11,980	$26,548	$(531)	$(16,061)	$21,936
Add back:
Depreciation and Amortization	14,650	7,582	5,124	1,223	28,579
Share-Based Compensation	—	—	—	455	455
Write-Downs, Reserves and Recoveries	(448)	—		24	(424)
Adjusted EBITDA	26,182	34,130	4,593	(14,359)	50,546
Add Back: Non-Recurring Expenses	—	—	—	4,108	4,108
Covenant EBITDA	$26,182	$34,130	$4,593	$(10,251)	$54,654

Year Ended December 31, 2015
	Nevada	Midwest	Colorado	Corporate and Other	Total
Operating Income from Continuing Operations	$25,378	$31,056	$(20,272)	$(21,341)	$14,821
Add back:
Depreciation and Amortization	14,883	7,682	5,264	1,199	29,028
Share-Based Compensation	—	—	—	1,206	1,206
Write-Downs, Reserves and Recoveries	(12)	—	58	255	301
Goodwill and Other Impairments	—	—	20,229	—	20,229
Adjusted EBITDA	40,249	38,738	5,279	(18,681)	65,585
Add Back: Non-Recurring Expenses	—	—	—	2,956	2,956
Covenant EBITDA	$40,249	$38,738	$5,279	$(15,725)	$68,541

Last Twelve Months Ended April 30, 2016
	Nevada	Midwest	Colorado	Corporate and Other	Total
Operating Income from Continuing Operations	$28,643	$32,291	$(20,890)	$(22,183)	$17,861
Add back:
Depreciation and Amortization	14,828	7,846	5,499	1,106	29,279
Share-Based Compensation	—	—	—	1,441	1,441
Write-Downs, Reserves and Recoveries	(63)	(5)	—	296	228
Goodwill and Other Impairments	—	—	20,229	—	20,229
Adjusted EBITDA	43,408	40,132	4,838	(19,340)	69,038
Add Back: Non-Recurring Expenses	—	—	—	2,702	2,702
Covenant EBITDA	$43,408	$40,132	$4,838	$(16,638)	$71,740

(1) The Company uses certain non-GAAP financial measures to evaluate various aspects of its business. Adjusted EBITDA and Covenant EBITDA are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income reported in accordance with GAAP. These terms, as defined by Affinity Gaming, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is earnings before interest expense, net; income tax; depreciation and amortization; share-based compensation expense; pre-opening costs; write downs, reserves and recoveries; loss on extinguishment or modification of debt; loss on impairment of assets; gains or losses on the disposition of assets; and restructuring and reorganization costs. Covenant EBITDA is Adjusted EBITDA before non-recurring expenses. The Company uses these non-GAAP financial measures of profit and loss to manage the operational performance of each geographical region in which it operates, to analyze corporate expenses, and to discuss its results with the investment community. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. The Company has historically reported Adjusted EBITDA to its investors and believes that the continued inclusion of Adjusted EBITDA as well as Covenant EBITDA provides consistency in its financial reporting. The Company uses these Non-GAAP financial measures because it believes the metrics are useful to investors in allowing greater transparency related to a significant measure used by management in their financial and operational decision-making. Adjusted EBITDA and Covenant EBITDA are among the more significant factors in management’s internal evaluation of total company and individual property performance, the evaluation of incentive compensation related to property management, and the annual budget process. Management also uses these Non-GAAP Financial Measures in the evaluation of potential acquisitions and dispositions. Externally, the Company believes these measures continue to be used by investors in their assessment of the Company’s operating performance and the valuation of the Company. In future periods, the calculation of Adjusted EBITDA may be different than above.